UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2009

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.                                        Regulation FD Disclosure.

On December 3, 2009, Helicos BioSciences Corporation (“Helicos” or the “Company”) announced that it has posted a presentation on its website regarding the advantages of Helicos’ single molecule sequencing technology in clinical diagnostics as presented by Stanley N. Lapidus, Chairman of the Company. The Company’s presentation can be accessed through the investor relations section of the Company’s website at www.helicosbio.com through January 4, 2010.  A copy of the press release issued on December 3, 2009, the transcript of the presentation, and the related presentation materials are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including the exhibits, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the presentation materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the presentation materials include material investor information that is not otherwise publicly available.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 3, 2009

99.2	Helicos BioSciences Corporation Presentation Transcript

99.3	Helicos BioSciences Corporation Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
		Name:	Jeffrey R. Moore
		Title:	Senior Vice President & Chief
Financial Officer

Date: December 3, 2009

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated December 3, 2009

99.2	Helicos BioSciences Corporation Presentation Transcript

99.3	Helicos BioSciences Corporation Presentation Materials